Exhibit 10.14

RAM ENERGY, INC.

DEFERRED BONUS COMPENSATION PLAN

RAM Energy, Inc., a Delaware corporation (the “Company”), by resolution duly adopted by its Board of Directors, hereby establishes the RAM Energy, Inc. Deferred Bonus Compensation Plan, upon the following terms and conditions:

ARTICLE I

NAME AND PURPOSE OF PLAN

1.1 Name of Plan. This Plan shall be known as the RAM ENERGY, INC. DEFERRED BONUS COMPENSATION PLAN.

1.2 Purpose. The purpose of the Plan is to provide key employees, selected to participate in the Plan, a financial reward for generating and contributing to the success of projects that enhance the profitability of the Company and an incentive to remain in the employ of the Company for a stated period of time following completion of each such project.

1.3 Existing Practices. It is not the intention of the Company in adopting the Plan to modify or eliminate the Company’s historical practice of granting annual compensation bonuses to its employees when warranted by successful results for a particular year, the financial condition of the Company and other factors as determined by the Board. Rather, participation under the Plan will be limited to select key management and senior level employees of the Company who are directly involved in and materially contribute to the initiation and consummation of significant transactions that result in growing the Company’s business and enhancing shareholder value.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, the following terms shall have the meanings ascribed to them below.

(a) “Account” shall mean the bookkeeping account maintained by the Company that will be credited with the deferred portion of each Award. The Account shall never be funded or assets set aside for a Participant until actual payment to such Participant occurs.

(b) “Award” shall mean, with respect to any Participant, the bonus awarded to such Participant with respect to any particular Transaction, a portion of which is deferred pending the satisfaction of vesting requirements, all as described in Article IV hereof.

(c) “Award Notice” shall mean the written instrument that establishes the specific terms, conditions, restrictions and limitations applicable to a Participant’s Award. The terms, conditions, restrictions and limitations contained in the Award Notice may be in addition to those established by this Plan.

(d) “Beneficiary” shall mean that person designated by the Participant pursuant to Section 5.2 hereof.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean termination of the Participant’s employment with the Company for one or more of the following reasons: (i) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (ii) an act of dishonesty taken by the Participant and intended to result in personal enrichment of the Participant at the expense of the Company or a co-worker; (iii) a serious (in the sole discretion of the Board) act or series of acts of disloyalty taken by the Participant with respect to the Company, its business or reputation; (iv) the Participant’s willful failure to follow a direct, lawful order from his supervisor, within the reasonable scope of the Participant’s duties, which failure is brought to the attention of the Participant by written notice from the supervisor and not cured within a reasonable time after such notice is given; or (v) a documented pattern of failure by the Participant to perform his assigned duties in an acceptable manner after reasonable notice from his supervisor. The Participant shall not be terminated for Cause unless and until there has been delivered to the Participant a copy of a resolution duly adopted by the Committee finding that in the good faith opinion of the Committee, the Participant is guilty of conduct set forth in any of the subclauses above and specifying the particulars thereof in detail.

(g) “Change of Control” shall mean and shall be deemed to have occurred on the date on which one of the following events occurs with respect to the Company: (i) any sale or transfer which results in less than fifty percent (50%) of the outstanding voting securities of the Company eligible to vote for the election of directors of the Company being owned by persons or entities (or the heirs, legatees, family members or family-owned entities of persons or entities) who owned fifty percent (50%) or more of such securities prior to such sale or transfer; (ii) the merger or consolidation of the Company with or into another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity eligible to vote for the election of directors of such entity are owned by persons or entities (or the heirs, legatees, family members or family-owned entities of persons or entities) who owned fifty percent (50%) or more of the voting securities of the Company eligible to vote for the election of the directors of the Company prior to such merger or consolidation; or (iii) the sale of all or substantially all of the Company’s assets to an entity of which less than fifty percent (50%) of the outstanding voting securities of such entity are owned by persons or entities (or the heirs, legatees, family members or family-owned entities of persons or entities) who owned fifty percent (50%) or more of the voting securities of the Company eligible to vote for the election of the directors of the Company prior to such asset sale or the sale of all or substantially all of the Company’s assets.

(h) “Committee” shall mean the committee appointed by the Board to administer this Plan.

(i) “Disability” shall mean a disability (either physical or mental) which, at least twenty-six (26) weeks after its commencement, is determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative to be total and permanent (such agreement as to acceptability not to be withheld unreasonably).

(j) “Involuntary Termination” shall mean the involuntary termination of a Participant’s employment by the Company without Cause.

(k) “Participant” shall mean a key employee who has been selected for participation in the Plan by the Committee.

(l) “Plan” shall mean the “RAM Energy, Inc. Deferred Bonus Compensation Plan” as set forth in this instrument, and as hereafter amended from time to time.

(m) “Transaction” shall mean an acquisition of properties or assets, a disposition of properties or assets, an exploration or development project or other business activity engaged in by the Company that results in extraordinary profits to the Company, or a particular period of operations resulting in extraordinary profits to the Company, with respect to which the Committee determines to make one or more Awards.

2.2 Construction. The masculine gender, wherever appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

ARTICLE III

PARTICIPATION

3.1 Selection; Participation. The selection of Transactions for the making of Awards pursuant to the Plan and the selection of key employees of the Company for receipt of Awards with respect to any Transaction shall be at the Committee’s sole discretion. The fact that a particular activity is designated by the Committee as a Transaction for which Awards are made shall not require that any subsequent Transaction, whether or not similar, shall also be designated by the Committee as a Transaction for which Awards are made. The fact that a key employee is designated a Participant and receives an Award with respect to a particular Transaction shall not entitle such employee to receive an Award with respect to any subsequent Transaction.

ARTICLE IV

AWARDS

4.1 Determination. Following the completion of any Transaction for which the Committee determines to make Awards, the Committee shall: (i) select the key employees designated to receive Awards with respect to such Transaction; (ii) determine the amount of the Award for each such key employee; (iii) determine the amount of the Award to be paid currently to each Participant and the amount to be deferred pending satisfaction of vesting requirements; and (iv) determine the vesting requirements applicable to the deferred portion of each Award. With respect to Awards granted with respect to any Transaction, the Committee shall have the absolute discretion in determining separately as to each key employee designated to receive an Award: (x) the amount of the Award; (y) the percentage of the Award to be paid currently; and (z) the vesting requirements applicable to the deferred portion of such Award. The terms of each Award granted to a Participant shall be set out in the Award Notice issued by the Committee to such Participant with respect to such Award.

4.2 Vesting. In order to be eligible to receive payment of the deferred portion of any Award, the Participant must remain in the continuous employ of the Company until the date(s) specified in the Award Notice as the date(s) upon which the Participant becomes vested in the percentages of the deferred portion of the Award specified in the Award Notice; provided, however, that in the event of a Participant’s Involuntary Termination or termination of employment due to death or Disability prior to becoming 100% vested in an Award, then Participant will immediately become 100% vested in the Award as of the date of Involuntary Termination, death or Disability. The deferred portion of an Award held in a Participant’s Account shall not bear interest.

4.3 Forfeiture. Except as otherwise provided in this Plan, in the event a Participant’s employment with the Company terminates for any reason other than Involuntary Termination, death or Disability, prior to Participant becoming 100% vested in the deferred portion of an Award, such Participant shall forfeit any portion of the Award that is not vested as of the date of termination. Any portion of an Award forfeited pursuant to the provisions of this Section 4.3 shall revert to and become owned by the Company free and clear of any claim by Participant, his heirs, successors, creditors and assigns.

ARTICLE V

PAYMENT OF AWARDS

5.1 Date of Payment of Awards. A Participant shall be entitled to payment of all or the designated percentage of the deferred portion of any Award within thirty (30) days of becoming vested in all or the designated percentage of the Award, all as set out in the Award Notice or otherwise as provided by this Plan.

5.2 Beneficiary Designation. In the event of the death of a Participant, the deferred portion of the Participant’s Award that becomes vested as of the date of death (as provided in Section 4.2 hereof) shall be paid to the Beneficiary designated by the Participant on a form provided by the Committee. The Beneficiary designated by a Participant must be an individual or a trust established for the benefit of an individual. If the individual designated as Beneficiary is not living as of the date of Participant’s death, then the deferred portion of the Award will be paid to the estate of the Participant. A Participant may change his Beneficiary at any time by delivering to the Committee a properly executed form designating a new Beneficiary.

5.3 Change of Control. In the event of a Change of Control, each Participant shall become 100% vested in all unvested portions of previously granted Awards as of the date such Change of Control occurs and payment shall be made as provided in Section 5.1 hereof.

ARTICLE VI

ADMINISTRATION

6.1 The Committee Shall Administer the Plan. The Committee shall have the power where consistent with the general purpose and intent of the Plan to: (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated by or covered in the Plan; (ii) suspend or discontinue the Plan, but no suspension or discontinuance shall affect the terms, conditions or vesting schedule relating to the deferred portion of any

Award granted prior to such suspension or discontinuance; (iii) establish policies and procedures for implementing the Plan; and (iv) prescribe forms for carrying out the purposes and provisions of the Plan. The Committee shall have the authority to interpret and construe the Plan and to resolve all questions arising under the Plan in its sole and absolute discretion. Any interpretation, decision or determination made by the Committee under the Plan, including, without limitation, a determination by the Committee that a Participant’s employment with the Company has been terminated for Cause, shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

6.2 Records and Reports. The Committee shall prepare, maintain and furnish, or cause to be prepared, maintained and furnished, such records and reports concerning the Plan as may be required by the Board, applicable law and generally accepted accounting principles.

ARTICLE VII

GENERAL PROVISIONS

7.1 No Trust. No action under this Plan by the Company, the Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant. The status of the Participant with respect to the deferred portion of an Award credited to the Participant’s Account shall be that of an unsecured creditor of the Company. All funds held by the Company in connection with liabilities assumed by it hereunder shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or as security for the performance of the obligations of the Company hereunder, but shall be and remain general unrestricted assets of the Company, at all times subject to the claims of general creditors of the Company.

7.2 Withholding for Income and Employment Taxes. The amount of all Awards paid to Participants under the Plan shall be treated as compensation for services rendered. Accordingly, the Company will comply with all applicable federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to payments paid or to be paid under this Plan, and all Awards when paid shall be subject to and reduced by the amount of such taxes.

7.3 Payments by the Company. Payments of Awards pursuant to the Plan shall be made by the Company from its general assets. The Plan is an “unfunded plan” for incentive compensation purposes.

7.4 No Transferability. No right or benefit under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, gift, pledge, encumbrance or disposition by the Participant, or to attachment, garnishment, levy or execution by creditors of the Participant (except to the extent payable by the Company after vesting). Any attempt by the Participant to sell, transfer, assign, gift, pledge, encumber or otherwise dispose of any rights or benefits under this Plan shall be null and void.

7.5 Expenses. All costs and expenses incurred by the Company in connection with the adoption and administration of the Plan shall be borne by the Company.

7.6 No Implied Rights. No key employee shall have any contractual or other right to participate in the Plan until such employee is selected for participation by the Committee. No Award to any Participant with respect to a particular Transaction shall be deemed to create a right to receive an Award or to participate in the Plan with respect to a subsequent Transaction.

7.7 No Right to Continued Employment. Participation in the Plan shall not be construed as an employment contract and shall not give any Participant the right to remain in the employ of the Company. The Company reserves the right to terminate any employee at any time.

7.8 No Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan. This Plan is a complete statement of the terms and conditions of the Plan.

7.9 Amendment or Termination of Plan. The Committee or the Board may alter, suspend or terminate the Plan at any time. In addition, the Committee or the Board may, from time to time, amend the Plan in any manner, but no such termination or amendment shall adversely affect a Participant in the Plan with respect to any rights hereunder with respect to any Award previously granted. Any such alteration, amendment, suspension or termination of the Plan shall be prospective only.

7.10 Obligations Binding Upon Successors. The obligations of the Company under this Plan shall be binding upon any successors of the Company.

7.11 Construction. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan rather than such title or heading shall control.

7.12 Governing Law; Severability. This Plan shall be construed, governed and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely therein. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

7.13 Other Restrictions. The Committee shall be entitled to place such restrictions on a Participant’s Award as it deems necessary and in the best interests of the Company. Such restrictions may, by way of example but not limitation, include noncompete, nonsolicitation and confidentiality provisions.

Executed as of the 21st day of April, 2004.

RAM Energy, Inc., a Delaware corporation

By	/s/ Larry E. Lee
Larry E. Lee, President